Exhibit 10.328

ASSIGNMENT AND ASSUMPTION OF COMMERCIAL CONTRACT

(Metropolitan - 547 & 553 NE 1st Ave., Fort Lauderdale, FL)

This Assignment and Assumption of Commercial Contract (this "Agreement"), dated as of December 18, 2015 (the "Effective Date"), is made by and between ArchCo Residential LLC, a Delaware limited liability company ("ArchCo"), and BR ArchCo Flagler Village, LLC, a Delaware limited liability company ("BRAFV").

Recitals

This Agreement is made with respect to the following facts:

A.                 ArchCo is the Purchaser under that certain Commercial Contract dated as of November 30, 2015 (the "Original Agreement") with Metropolitan Property Investment, LLC, a Georgia limited liability company, as Seller, with respect to with respect to the real property located at 547 and 553 NE 1st Ave., Fo11Lauderdale, Florida (the "Property"), as more particularly described on Exhibit A attached to this Agreement. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning for such terms set fo11h in the Purchase Agreement.

B.                 ArchCo desires to assign its rights and obligations under the Purchase Agreement to BRAFV and BRAFV desires to assume ArchCo's rights and obligations under the Purchase Agreement.

Agreement

In consideration of the premises and the mutual benefits to be derived from this Agreement and the respective covenants and representations, warranties, agreements, indemnities and promises set forth below, the parties, intending to be legally bound, agree as follows.

1.                  Assignment. ArchCo irrevocably grants, bargains, sells, assigns and otherwise transfers and delivers to BRAFV and its successors and assigns, all rights and obligations of Purchaser under the Purchase Agreement excluding only representations and warranties made by Purchaser under the Purchase Agreement to the extent made as of the Agreement Date (the "Assumed Rights and Obligations").

2.                   Acceptance by BRAFV. BRAFV accepts and assumes the Assu med Rights and Obligations.

3.                   Indemnification.

a.                    ArchCo shall indemnify, defend, protect and hold harmless BRAFV from and against all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses to the extent the same arise before the Effective Date with respect to Purchaser's obligations under the Assumed Rights and Obligations.

b.                  BRAFV shall indemnify, defend, hold harmless ArchCo from and against any and all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses to the extent the same arise on or after the Effective Date with respect to Purchaser's obligations under the Assumed Rights and Obligations.

4.                    Attorneys' Fees. If either party employs attorneys to enforce any of the provisions of this Agreement, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection with the enforcement action.

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5.                    Counterparts. This Agreement may be executed in counterparts; each such counterpart shall be deemed an original; and all counterparts so executed shall constitute one instrument and shall be binding on all of the patties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE(S) FOLLOWS.

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ArchCo and BRAFV have executed this Agreement as of the Effective Date.

ARCHCO:

ArchCo Residential LLC,

a Delaware limited liability company

By:	/s/ Neil T. Brown
Name: Neil T. Brown
Title: Authorized Signatory

BRAFV:

BR ArchCo Flagler Village, LLC,

a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

Exhibit A

Legal Description of the Property

Lots 1, 2, 3, 4, 9 & 10, Block 6, of AMENDED PLAT OF NORTH LAUDERDALE, according to the Plat thereof, as recorded in Plat Book 1, Page 182, of the Public Records of Miami-Dade County, Florida; said lands situate, lying and being in Broward County, Florida; Less and Except the North 20 feet of Lot 1, Block 6, as conveyed in Official Records Book 45928, page 533.

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